Section 1: 8-K (FORM 8-K)

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________
FORM 8-K
____________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 24, 2017
__________________________
Saul Centers, Inc.
(Exact name of registrant as specified in its charter)
_________________________

Maryland	1-12254	52-1833074
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7501 Wisconsin Avenue, Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)
(301) 986-6200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
_______________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01. Entry into a Material Definitive Agreement

On August 24, 2017, 750 North Glebe LLC (wholly owned by Saul Holdings Limited Partnership, the operating partnership for Saul Centers, Inc.) entered into a new $157,000,000 construction to permanent loan (the “Loan”), with The Northwestern Mutual Life Insurance Company. The Loan will be used to partially finance construction of 750 North Glebe Road, a mixed-use development including approximately 491 residential units and 61,000 square feet of retail space, located near the Ballston Metro Station in Arlington, Virginia. The Loan is secured by the property and improvements thereon. Saul Centers, Inc. has guaranteed the borrower’s payment obligations subject to a cap of $23,500,000, with the maximum guarantee to be reduced in the event the Company meets certain conditions relating to debt service coverage and net operating income from the project. For purposes of this Form 8‑K, all references to the “Company” refer, collectively, to Saul Centers, Inc., together with Saul Holdings Limited Partnership and the wholly-owned subsidiaries of Saul Holdings Limited Partnership.

The Loan matures on September 15, 2035. Funding will commence after the Company has invested $120,000,000 into the project, of which $68,300,000 has been invested as of July 31, 2017. Interest on amounts borrowed under the Loan during the four-year construction and lease-up period will accrue monthly at an annual rate equal to 4.67%. Upon conversion to permanent financing, which is expected to occur after year four, monthly payments of principal and interest will be based on the annual interest rate of 4.67% and a 25-year amortization period.

The Loan requires the Company and its subsidiaries to obtain customary approvals by The Northwestern Mutual Life Insurance Company of construction agreements and changes in plans or construction costs. The Company must also provide documentation of construction costs, budgets and leasing information to The Northwestern Mutual Life Insurance Company.
Saul Centers, Inc. expects to file the material loan documentation as an exhibit to its Quarterly Report on Form 10-Q for the three months ending September 30, 2017.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosures under Item 1.01 above are incorporated by reference hereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAUL CENTERS, INC.

By:	/s/ Scott V. Schneider
Scott V. Schneider
Senior Vice President and Chief Financial Officer

Dated: August 30, 2017